Dentsply Sirona Reports Fourth Quarter and Full Year 2021 Results

•FY21 net sales increased 27.2% to $4,251 million, organic sales increased 24.6%
•FY21 operating income of $622 million, adjusted operating income increased 62.3% to $871 million
•FY21 EPS of $1.91, adjusted EPS increased 60.3% to $2.87
•FY21 operating cash flow increased to $657 million vs $635 million in FY20
•Q4 net sales increased 0.6% to $1,088 million, organic sales increased 1.8%
•Q4 operating income of $154 million, adjusted operating income decreased 13.7% to $217 million
•FY22 outlook: organic sales growth 4% to 5%, adjusted EPS range of $3.05 to $3.25

Charlotte, N.C., February 28, 2022 - DENTSPLY SIRONA Inc. (“Dentsply Sirona” or the "Company") (Nasdaq: XRAY) today announced its financial results for the fourth quarter and full year 2021.

Full year 2021 net sales of $4,251 million increased 27.2%, compared to $3,342 million for the full year of 2020. Net income was $421 million, or $1.91 per diluted share, compared to a loss of ($83) million, or ($0.38) per diluted share for the full year of 2020. Adjusted earnings per diluted share grew to $2.87 compared to $1.79 in 2020. Adjusted EBITDA for the full year of 2021 was $992 million, compared to $666 million in 2020. A reconciliation of Non-GAAP measures (including organic sales, adjusted operating income and margin, adjusted EPS, and adjusted EBITDA) to GAAP measures is provided below.

Fourth quarter 2021 net sales of $1,088 million increased 0.6%, compared to $1,082 million in the fourth quarter of 2020. Net income was $102 million, or $0.47 per diluted share, compared to $99 million, or $0.45 per diluted share in the fourth quarter of 2020. Adjusted earnings per diluted share decreased to $0.76 compared to $0.87 in the fourth quarter of 2020.

“Our 2021 performance reflects the resilience of the dental market, the strength of our global portfolio, and our team's ability to execute well in an environment still impacted by the pandemic. We delivered strong results with organic sales growth of nearly 25%, double-digit EPS growth, and solid cash flow generation. We made meaningful progress on the commitments we set three years ago to strengthen the foundation of the business and position it for long-term sustainable growth," said Don Casey, Chief Executive Officer. "We are optimistic about our future. We have a healthy innovation pipeline, a well-positioned portfolio, and new strategic partnerships to accelerate our growth. Dental is an attractive market and we will lead transformation in digital dentistry supporting our mission to create innovative solutions for healthy smiles."

Q4 21 and FY 21 Summary Results (GAAP)

(in millions, except per share amount and percentages)	Q4 21	Q4 20	YoY	FY 21	FY 20	YoY
Net Sales	1,088	1,082	0.6%	4,251	3,342	27.2%
Operating income (loss)	154	135	14.2%	622	(12)	NM
Operating income %	14.2%	12.5%		14.6%	(0.4%)
Diluted EPS	0.47	0.45	3.5%	1.91	(0.38)	NM
NM - not meaningful

* Percentages are based on actual values and may not recalculate due to rounding.
Q4 21 and FY 21 Summary Results (Non-GAAP)[1]

(in millions, except per share amount and percentages)	Q4 21	Q4 20	YoY	FY 21	FY 20	YoY
Net Sales	1,088	1,082	0.6%	4,251	3,342	27.2%
Organic Sales Growth %			1.8%			24.6%
Adj. Operating income	217	251	(13.7%)	871	537	62.3%
Adj. Operating income %	20.0%	23.2%		20.5%	16.1%
Adj. EPS	0.76	0.87	(12.6%)	2.87	1.79	60.3%
[1] Organic sales growth, adjusted operating income, and adjusted EPS are Non-GAAP financial measures which exclude certain items. Please refer to "Non-GAAP Financial Measures" below for a description of these measures and to the tables at the end of this release for a reconciliation between GAAP and Non-GAAP measures.
* Percentages are based on actual values and may not recalculate due to rounding.

Segment Results

Technologies & Equipment
Full year 2021 net sales were $2,524 million, up 28.7% versus prior year. On an organic basis, net sales increased by 23.2% as compared to prior year. Currency favorably impacted sales by 2.9%, acquisitions increased sales by 9.0%, while divestitures and discontinued products decreased sales by (6.4%). Sales across all product categories grew year-over-year.

Fourth quarter 2021 net sales were $676 million, up 6.8% versus prior year. On an organic basis, net sales increased by 6.5% as compared to prior year. Currency unfavorably impacted sales by (1.8%), acquisitions increased sales by 5.7%, while divestitures and discontinued products decreased sales by (3.6%). The increase in organic sales was primarily driven by strong performance in CAD/CAM, Implants, and Orthodontics partially offset by supply chain constraints.

Consumables
Full year 2021 net sales were $1,727 million, up 25.0% versus prior year. On an organic basis, net sales increased by 26.7%. Currency favorably impacted sales by 2.8%, while divestitures and discontinued products negatively impacted sales by (4.5%). Sales across all product categories grew year-over-year.

Fourth quarter 2021 net sales were $412 million, down (8.3%) versus prior year. On an organic basis, net sales decreased by (4.6%). Currency unfavorably impacted sales by (0.7%), while divestitures and discontinued products decreased sales by (3.0%). The organic sales decline was driven by a tough comparison to the prior year due to the COVID-19 rebound and the timing of purchases ahead of the annual price increase, partially offset by increased pricing.

Cash Flow and Liquidity

Operating cash flow in the fourth quarter of 2021 was $222 million, as compared to $263 million in the prior year. Full year 2021 operating cash flow was $657 million, as compared to $635 million in the prior year. In the fourth quarter, the Company paid $24 million in dividends and executed share repurchases of $110 million bringing a total of $292 million returned to shareholders in 2021. At December 31, 2021, the Company had $339 million of cash available on its balance sheet.

Full Year 2022 Outlook

The outlook for 2022 includes organic sales growth of 4% to 5%, with net sales in the range of $4.3 to $4.4 billion. Adjusted operating income margin is expected to be greater than 21% for the full year, with a target of 22% by the fourth quarter of 2022. Adjusted EPS is estimated to be in the range of $3.05 to $3.25, up 6% to 13% year-over-year.

Further 2022 outlook assumptions are included in the Q4 FY2021 Earnings Presentation posted on the Investors section of the Dentsply Sirona website at https://investor.dentsplysirona.com. The Company does not provide forward-looking estimates on a GAAP basis as certain information is not available and cannot be reasonably estimated.

Recent Announcements & Additional Highlights

•Quarterly Cash Dividend Increased - On February 23, 2022, Dentsply Sirona's Board of Directors approved a double-digit increase in the Company's quarterly dividend rate, from the previous rate of $0.11 per share of common stock to $0.125 per share. The dividend is payable on April 8, 2022 to holders of record as of March 25, 2022.

•Primeprint - As announced on February 25, 2022, Dentsply Sirona will be launching a medical-grade 3D printing system for dental practices. Primeprint will have one of the highest levels of automation, as a smart hardware and software solution that is optimized for dental applications and runs the entire printing process, including post processing.

•Google Cloud Collaboration - As announced on February 25, 2022, Dentsply Sirona and Google Cloud are collaborating to help dentists and dental labs maximize the benefits of digital dentistry by building a digital ecosystem that will support end-to-end workflows in dental practices.

•New Board & Executive Team Members - Dr. Dorothea Wenzel has been appointed to the Board of Directors and as a member of the Audit and Finance Committee. Additionally, Cherée Johnson joins Dentsply Sirona at the end of February as its Senior Vice President, Chief Legal Officer, General Counsel and Secretary, and will be based at the Company’s headquarters in Charlotte, NC.

•Share Repurchase Program - In Q4 2021, the Company repurchased 2 million shares for $110 million. For the year ended December 31, 2021, the Company repurchased a total of 3.5 million shares for $200 million. At December 31, 2021, $890 million of authorization remained under the $1 billion share repurchase program.

•3Shape Partnership - As announced on December 8, 2021, Dentsply Sirona and 3Shape expanded their strategic partnership with a focus on seamless connectivity for dentists and dental labs. Dentsply Sirona Primescan and Omnicam scanners now integrate directly with 3Shape's lab software.

Conference Call/Webcast Information
Dentsply Sirona’s management team will host an investor conference call and live webcast on February 28, 2022 at 8:30 am ET. The live webcast of the investor conference call and a presentation related to the call will be available on the Investors section of the Company’s website at https://investor.dentsplysirona.com.

For those planning to participate on the call, please dial +1-877-370-7637 for domestic calls, or +1-629-228-0723 for international calls. The Conference ID # is 1271213. A replay of the conference call will be available online on the Dentsply Sirona web site, and a dial-in replay will be available for one week following the call at +1-855-859-2056 (for domestic calls) or +1-404-537-3406 (for international calls), replay passcode # 1271213.

About Dentsply Sirona
Dentsply Sirona is the world’s largest manufacturer of professional dental products and technologies, with a 135-year history of innovation and service to the dental industry and patients worldwide. Dentsply Sirona develops, manufactures, and markets a comprehensive solutions offering including dental and oral health products as well as other consumable medical devices under a strong portfolio of world class brands. As The Dental Solutions Company, Dentsply Sirona’s products provide innovative, high-quality and effective solutions to advance patient care and deliver better, safer and faster dentistry. The Company’s shares of common stock are listed in the United States on Nasdaq under the symbol XRAY. Visit www.dentsplysirona.com for more information about Dentsply Sirona and its products.

Contact Information:
Investors:
Andrea Daley
Vice President, Investor Relations
+1-704-805-1293
InvestorRelations@dentsplysirona.com

Forward-Looking Statements and Associated Risks

All statements in this press release that do not directly and exclusively relate to historical facts constitute “forward-looking statements.” These statements represent current expectations and beliefs, and no assurance can be given that the results described in such statements will be achieved. Such statements are subject to numerous assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those described in such statements, many of which are outside of our control. Furthermore, many of these risks and uncertainties are currently amplified by and may continue to be amplified by or may, in the future, be amplified by, the novel coronavirus (“COVID-19”) pandemic and the impact of varying private and governmental responses that affect our customers, employees, vendors and the economies and communities where they operate. For a written description of these factors, see the section titled “Risk Factors” in Dentsply Sirona’s Annual Report on Form 10-K for the most recent fiscal year. No assurance can be given that any expectation, belief, goal or plan set forth in any forward-looking statement can or will be achieved, and readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts and percentages)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Net sales	$1,088	$1,082	$4,251	$3,342

Cost of products sold	495	511	1,890	1,685

Gross profit	593	571	2,361	1,657

Selling, general and administrative expenses	374	377	1,551	1,312

Research and development expenses	59	44	171	123

Goodwill impairment	—	—	—	157

Restructuring and other costs	6	15	17	77

Operating income (loss)	154	135	622	(12)

Net interest and other expense (income), net	16	12	63	48

Income (loss) before income taxes	138	123	559	(60)

Provision for income taxes	36	24	138	23

Net income (loss)	102	99	421	(83)

Less: Net income (loss) attributable to noncontrolling interests	—	—	—	—

Net income (loss) attributable to Dentsply Sirona	$102	$99	$421	$(83)

Net income (loss) per common share attributable to Dentsply Sirona:
Basic	$0.47	$0.45	$1.93	$(0.38)
Diluted	$0.47	$0.45	$1.91	$(0.38)

Weighted average common shares outstanding:
Basic	218.0	218.6	218.4	219.2
Diluted	219.2	219.5	220.2	219.2

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(unaudited)

	December 31, 2021	December 31, 2020
Assets

Current Assets:

Cash and cash equivalents	$339	$438
Accounts and notes receivable-trade, net	747	673
Inventories, net	504	466
Prepaid expenses and other current assets	247	214
Total Current Assets	1,837	1,791

Property, plant and equipment, net	773	791
Operating lease right-of-use assets, net	193	176
Identifiable intangible assets, net	2,319	2,504
Goodwill, net	3,976	3,986
Other noncurrent assets	122	94

Total Assets	$9,220	$9,342

Liabilities and Equity

Current liabilities:
Accounts payable	$268	$305
Accrued liabilities	679	653
Income taxes payable	57	60
Notes payable and current portion of long-term debt	182	299
Total Current Liabilities	1,186	1,317

Long-term debt	1,913	1,978
Operating lease liabilities	145	130
Deferred income taxes	408	393
Other noncurrent liabilities	525	554
Total Liabilities	4,177	4,372

Total Equity	5,043	4,970

Total Liabilities and Equity	$9,220	$9,342

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions) (unaudited)

	Year Ended December 31,
	2021	2020
Cash flows from operating activities:

Net income (loss)	$421	$(83)

Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	124	142
Amortization of intangible assets	222	192
Fixed asset impairment	—	3
Goodwill impairment	—	157
Indefinite lived intangible asset impairment	—	39
Deferred income taxes	(20)	(64)
Stock based compensation expense	48	47
Other non-cash (income) expense	34	2
(Gain) Loss on sale on non-strategic businesses and product lines	(14)	1
Changes in operating assets and liabilities, net of acquisitions:
Accounts and notes receivable-trade, net	(109)	126
Inventories, net	(63)	124
Prepaid expenses and other current assets, net	(35)	42
Other noncurrent assets	(10)	1
Accounts payable	(46)	(23)
Accrued liabilities	78	(17)
Income taxes	17	(39)
Other noncurrent liabilities	10	(15)

Net cash provided by operating activities	657	635

Cash flows from investing activities:
Capital expenditures	(142)	(87)
Cash paid for acquisitions of businesses and equity investments, net of cash acquired	(248)	(1,078)
Cash received on sale of non-strategic businesses or product lines	28	1
Cash received on derivative contracts	2	58
Other investing activities, net	2	—

Net cash used in investing activities	(358)	(1,106)

Cash flows from financing activities:
Net borrowings on short-term borrowings	179	2
Cash paid for treasury stock	(200)	(140)
Cash dividends paid	(92)	(88)
Proceeds from long-term borrowings, net of deferred financing costs	16	1,448
Repayments on long-term borrowings	(297)	(701)
Payments on terminated derivative instruments	—	(30)
Proceeds from exercised stock options	51	11
Other financing activities, net	(36)	(12)

Net cash (used in) provided by financing activities	(379)	490

Effect of exchange rate changes on cash and cash equivalents	(19)	14

Net (decrease) increase in cash and cash equivalents	(99)	33

Cash and cash equivalents at beginning of period	438	405

Cash and cash equivalents at end of period	$339	$438

Supplemental disclosures of cash flow information:
Interest paid, net of amounts capitalized	$64	$45
Income taxes paid, net of refunds	$148	$82

Non-cash investing activities
Property, plant and equipment in accounts payable at end of period	$33	$14
Exchange of inventory for naming rights	$2	$4

Non-GAAP Financial Measures

In addition to results determined in accordance with U.S. generally accepted accounting principles (“US GAAP”) the Company provides certain measures in this press release, described below, which are not calculated in accordance with US GAAP and therefore represent Non-GAAP measures. These Non-GAAP measures may differ from those used by other companies and should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with US GAAP. These Non-GAAP measures are used by the Company to measure its performance and may differ from those used by other companies.

Management believes that these Non-GAAP measures are helpful as they provide another measure of the results of operations, and are frequently used by investors and analysts to evaluate the Company’s performance exclusive of certain items that impact the comparability of results from period to period, and which may not be indicative of past or future performance of the Company.

Organic Sales

The Company defines "organic sales" as the reported net sales adjusted for: (1) net sales from acquired and divested businesses recorded prior to the first anniversary of the acquisition or divestiture, (2) net sales attributable to discontinued product lines in both the current and prior year periods, and (3) the impact of foreign currency translation, which is calculated by translating current period net sales using the comparable prior period's currency exchange rates.

Adjusted Operating Income (Loss) and Margin

Adjusted operating income (loss) is computed by excluding the following items from operating income:

(1) Business combination related costs and fair value adjustments. These adjustments include costs related to consummating and integrating acquired businesses, as well as net gains and losses related to the disposed businesses. In addition, this category includes the post-acquisition roll-off of fair value adjustments recorded related to business combinations, except for amortization expense of purchased intangible assets noted below. Although the Company is regularly engaged in activities to find and act on opportunities for strategic growth and enhancement of product offerings, the costs associated with these activities may vary significantly between periods based on the timing, size and complexity of acquisitions and as such may not be indicative of past and future performance of the Company.

(2) Restructuring program related costs and other costs. These adjustments include costs related to the implementation of restructuring initiatives, including but not limited to, severance costs, facility closure costs, lease and contract termination costs, and related professional service costs associated with specific restructuring initiatives. Other costs include legal settlements, impairments of assets, and changes in accounting principle recorded within the period. The Company is continually seeking to take actions that could enhance its efficiency, consequently restructuring charges may recur but are subject to significant fluctuations from period to period due to the varying levels of restructuring activity and the inherent imprecision in the estimates used to recognize the impairment of assets, and as such may not be indicative of past and future performance of the Company.

(3) Amortization of purchased intangible assets. This adjustment excludes the periodic amortization expense related to purchased intangible assets, which are recorded at fair value in purchase accounting. Although these costs contribute to revenue generation and will recur in future periods, their amounts are significantly impacted by the timing and size of acquisitions, and as such may not be indicative of the future performance of the Company.

(4) Fair value and credit risk adjustments. These adjustments include the non-cash mark-to-market changes in fair value associated with pension assets and obligations, equity-method investments, and credit risk related to fair value of derivative assets and liabilities. Although these adjustments are recurring in nature, they are subject to significant fluctuations from period to period due to changes in the underlying assumptions and market conditions. The non-service component of pension expense is a recurring item, however it is subject to significant fluctuations from period to period due to changes in actuarial assumptions, interest rates, plan changes, settlements, curtailments, and other changes in facts and circumstances. As such, these items may not be indicative of past and future performance of the Company.

Adjusted operating margin is calculated by dividing adjusted operating income by net sales.

Adjusted Net Income (Loss)

Adjusted net income (loss) consists of the reported net income (loss) in accordance with US GAAP, adjusted to exclude the items identified above, the related income tax impacts, and discrete income tax adjustments such as: final settlement of income tax audits, discrete tax items resulting from the implementation of restructuring initiatives and the vesting and exercise of employee share-based compensation, any difference between the interim and annual effective tax rate, and adjustments relating to prior periods.

These adjustments are irregular in timing, and the variability in amounts may not be indicative of past and future performance of the Company and therefore are excluded for comparability purposes.

Adjusted Earnings (Loss) Per Diluted Share

Adjusted earnings (loss) (EPS) per diluted share is computed by dividing diluted adjusted earnings (losses) attributable to Dentsply Sirona shareholders by the diluted weighted average number of common shares outstanding.

Adjusted EBITDA

Adjusted EBITDA is computed by excluding interest, income tax expense, depreciation and amortization, as well as the adjustments described above for computing Adjusted Operating Income.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except percentages)
(unaudited)

A reconciliation of reported net sales to organic sales by geographic region is as follows:

	Three Months Ended December 31, 2021				Q4 2021 Change				Three Months Ended December 31, 2020
(in millions, except percentages)	US	Europe	ROW	Total	US	Europe	ROW	Total	US	Europe	ROW	Total

Net sales	$385	$437	$266	$1,088	7.2%	(2.4%)	(3.4%)	0.6%	$359	$448	$275	$1,082
Foreign exchange impact					(0.8%)	(1.6%)	(1.6%)	(1.3%)
Acquisitions					9.3%	—%	0.9%	3.3%
Divestitures and discontinued products					(1.6%)	(2.6%)	(6.7%)	(3.2%)
Organic sales					0.3%	1.8%	4.0%	1.8%
* Percentages are based on actual values and may not recalculate due to rounding.

	Year Ended December 31, 2021				2021 Change				Year Ended December 31, 2020
(in millions, except percentages)	US	Europe	ROW	Total	US	Europe	ROW	Total	US	Europe	ROW	Total

Net sales	$1,497	$1,685	$1,069	$4,251	35.0%	21.5%	26.4%	27.2%	$1,109	$1,387	$846	$3,342
Foreign exchange impact					0.3%	4.7%	3.2%	2.9%
Acquisitions					15.4%	—%	1.0%	5.4%
Divestitures and discontinued products					(4.9%)	(4.7%)	(8.3%)	(5.7%)
Organic sales					24.2%	21.5%	30.5%	24.6%
* Percentages are based on actual values and may not recalculate due to rounding.

A reconciliation of reported net sales to organic sales by segment is as follows:

	Three Months Ended December 31, 2021			Q4 2021 Change			Three Months Ended December 31, 2020
(in millions, except percentages)	Technologies & Equipment	Consumables	Total	Technologies & Equipment	Consumables	Total	Technologies & Equipment	Consumables	Total

Net sales	$676	$412	$1,088	6.8%	(8.3%)	0.6%	$633	$449	$1,082
Foreign exchange impact				(1.8%)	(0.7%)	(1.3%)
Acquisitions				5.7%	—%	3.3%
Divestitures and discontinued products				(3.6%)	(3.0%)	(3.2%)
Organic sales				6.5%	(4.6%)	1.8%
* Percentages are based on actual values and may not recalculate due to rounding.

	Year Ended December 31, 2021			2021 Change			Year Ended December 31, 2020
(in millions, except percentages)	Technologies & Equipment	Consumables	Total	Technologies & Equipment	Consumables	Total	Technologies & Equipment	Consumables	Total

Net sales	$2,524	$1,727	$4,251	28.7%	25.0%	27.2%	$1,961	$1,381	$3,342
Foreign exchange impact				2.9%	2.8%	2.9%
Acquisitions				9.0%	—%	5.4%
Divestitures and discontinued products				(6.4%)	(4.5%)	(5.7%)
Organic sales				23.2%	26.7%	24.6%
. * Percentages are based on actual values and may not recalculate due to rounding.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except per share amounts and percentages)
(unaudited)

For the three months ended December 31, 2021, a reconciliation of select items as reported in the Condensed Consolidated Statements of Operations to adjusted Non-GAAP items is as follows:

	GAAP								ADJUSTED NON-GAAP
(in millions, except per share amounts and percentages)	Three Months Ended December 31, 2021	Amortization of Purchased Intangible Assets	Restructuring Program Related Costs and Other Costs	Business Combination Related Costs and Fair Value Adjustments	Fair Value and Credit Risk Adjustments	Tax Impact of Non-GAAP Adjustments	Income Tax Related Adjustments	Total Non-GAAP Adjustments	Three Months Ended December 31, 2021

GROSS PROFIT	$593	33	—	1	—	—	—	$34	$627
% OF NET SALES	54.5%								57.7%
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	374	(22)	—	(1)	—	—	—	(23)	351
% OF NET SALES	34.4%								32.3%
RESEARCH AND DEVELOPMENT EXPENSES	59	—	—	—	—	—	—	—	59
RESTRUCTURING AND OTHER COSTS	6	—	(6)	—	—	—	—	(6)	—
OPERATING INCOME	154	55	6	2	—	—	—	63	217
% OF NET SALES	14.2%								20.0%
OTHER INCOME AND EXPENSE	16	—	—	—	(13)	—	—	(13)	3
INCOME BEFORE INCOME TAXES	138	55	6	2	13	—	—	76	214
PROVISION FOR INCOME TAXES	36	—	—	—	—	20	(9)	11	47
% OF PRE-TAX INCOME	26.2%								21.8%
NET INCOME ATTRIBUTABLE TO DENTSPLY SIRONA	$102							$65	$167
% OF NET SALES	9.4%								15.4%
EARNINGS PER SHARE - DILUTED	$0.47							$0.29	$0.76
* Percentages are based on actual values and may not recalculate due to rounding.

For the three months ended December 31, 2021, the following table presents the details of the "Restructuring program related costs and other costs" column in the above table and the affected line item in the Consolidated Statements of Operations:

(in millions)	Costs Related to Restructuring Plans	Other	Total

Restructuring and other costs	5	$1	$6
Total	$5	$1	$6

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except per share amounts and percentages)
(unaudited)

For the three months ended December 31, 2020, a reconciliation of select items as reported in the Condensed Consolidated Statements of Operations to adjusted Non-GAAP items is as follows:

	GAAP								ADJUSTED NON-GAAP
(in millions, except per share amounts and percentages)	Three Months Ended December 31, 2020	Amortization of Purchased Intangible Assets	Restructuring Program Related Costs and Other Costs	Business Combination Related Costs and Fair Value Adjustments	Fair Value and Credit Risk Adjustments	Tax Impact of Non-GAAP Adjustments	Income Tax Related Adjustments	Total Non-GAAP Adjustments	Three Months Ended December 31, 2020

GROSS PROFIT	$571	30	11	1	—	—	—	$42	$613
% OF NET SALES	52.8%								56.7%
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	377	(19)	(24)	(16)	—	—	—	(59)	318
% OF NET SALES	34.8%								29.4%
RESEARCH AND DEVELOPMENT EXPENSES	44	—	—	—	—	—	—	—	44
RESTRUCTURING AND OTHER COSTS	15	—	(15)	—	—	—	—	(15)	—
OPERATING INCOME	135	49	50	17	—	—	—	116	251
% OF NET SALES	12.5%								23.2%
OTHER INCOME AND EXPENSE	12	—	—	—	(4)	—	—	(4)	8
INCOME BEFORE INCOME TAXES	123	49	50	17	4	—	—	120	243
PROVISION FOR INCOME TAXES	24	—	—	—	—	15	12	27	51
% OF PRE-TAX INCOME	19.5%								21.0%
NET INCOME ATTRIBUTABLE TO DENTSPLY SIRONA	$99							$93	$192
% OF NET SALES	9.1%								17.7%
EARNINGS PER SHARE - DILUTED	$0.45							$0.42	$0.87

For the three months ended December 31, 2020, the following table presents the details of the "Restructuring program related costs and other costs" column in the above table and the affected line item in the Consolidated Statements of Operations:

(in millions)	Asset Impairments	Severance Costs Related to Executives	Costs Related to Restructuring Plans	Professional Services Costs	Total

Cost of products sold	$—	$—	$11	$—	$11
Selling, general, and administrative expenses	—	11	1	12	24
Restructuring and other costs	6	—	9	—	15
Total	$6	$11	$21	$12	$50

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except per share amounts and percentages)
(unaudited)

For the year ended December 31, 2021, a reconciliation of select items as reported in the Condensed Consolidated Statements of Operations to adjusted Non-GAAP items is as follows:

	GAAP								ADJUSTED NON-GAAP
(in millions, except per share amounts and percentages)	Twelve Months Ended December 31, 2021	Amortization of Purchased Intangible Assets	Restructuring Program Related Costs and Other Costs	Business Combination Related Costs and Fair Value Adjustments	Fair Value and Credit Risk Adjustments	Tax Impact of Non-GAAP Adjustments	Income Tax Related Adjustments	Total Non-GAAP Adjustments	Twelve Months Ended December 31, 2021

GROSS PROFIT	$2,361	131	(6)	3	—	—	—	$128	$2,489
% OF NET SALES	55.5%								58.6%
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	1,551	(91)	(2)	(11)	—	—	—	(104)	1,447
% OF NET SALES	36.5%								34.0%
RESEARCH AND DEVELOPMENT EXPENSES	171	—	—	—	—	—	—	—	171
RESTRUCTURING AND OTHER COSTS	17	—	(17)	—	—	—	—	(17)	—
OPERATING INCOME	622	222	13	14	—	—	—	249	871
% OF NET SALES	14.6%								20.5%
OTHER INCOME AND EXPENSE	63	—	—	11	(23)	—	—	(12)	51
INCOME BEFORE INCOME TAXES	559	222	13	3	23	—	—	261	820
PROVISION FOR INCOME TAXES	138	—	—	—	—	65	(14)	51	189
% OF PRE-TAX INCOME	24.7%								23.0%
NET INCOME ATTRIBUTABLE TO DENTSPLY SIRONA	$421							$210	$631
% OF NET SALES	9.9%								14.8%
EARNINGS PER SHARE - DILUTED	$1.91							$0.96	$2.87
* Percentages are based on actual values and may not recalculate due to rounding.

For the year ended December 31, 2021, the following table presents the details of the "Restructuring program related costs and other costs" column in the above table and the affected line item in the Consolidated Statements of Operations:

(in millions)	Severance Costs Related to Executives	Costs Related to Restructuring Plans	Professional Services Costs	Other	Total

Cost of products sold	$—	$(3)	$—	$(3)	$(6)
Selling, general, and administrative expenses	(1)	1	2	—	2
Restructuring and other costs	—	21	—	(4)	17
Total	$(1)	$19	$2	$(7)	$13

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except per share amounts and percentages)
(unaudited)

For the year ended December 31, 2020, a reconciliation of select items as reported in the Condensed Consolidated Statements of Operations to adjusted Non-GAAP items is as follows:

	GAAP								ADJUSTED NON-GAAP
(in millions, except per share amounts and percentages)	Twelve Months Ended December 31, 2020	Amortization of Purchased Intangible Assets	Restructuring Program Related Costs and Other Costs	Business Combination Related Costs and Fair Value Adjustments	Fair Value and Credit Risk Adjustments	Tax Impact of Non-GAAP Adjustments	Income Tax Related Adjustments	Total Non-GAAP Adjustments	Twelve Months Ended December 31, 2020

GROSS PROFIT	$1,657	118	44	5	—	—	—	$167	$1,824
% OF NET SALES	49.6%								54.6%
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	1,312	(74)	(57)	(17)	—	—	—	(148)	1,164
% OF NET SALES	39.3%								34.8%
RESEARCH AND DEVELOPMENT EXPENSES	123	—	—	—	—	—	—	—	123
GOODWILL IMPAIRMENT	157	—	(157)	—	—	—	—	(157)	—
RESTRUCTURING AND OTHER COSTS	77	—	(77)	—	—	—	—	(77)	—
OPERATING (LOSS) INCOME	(12)	192	335	22	—	—	—	549	537
% OF NET SALES	(0.4%)								16.1%
OTHER INCOME AND EXPENSE	48	—	—	—	(9)	—	—	(9)	39
(LOSS) INCOME BEFORE INCOME TAXES	(60)	192	335	22	9	—	—	558	498
PROVISION FOR INCOME TAXES	23	—	—	—	—	90	(9)	81	104
% OF PRE-TAX (LOSS) INCOME	(38.3%)								20.9%
NET (LOSS) INCOME ATTRIBUTABLE TO DENTSPLY SIRONA	$(83)							$477	$394
% OF NET SALES	(2.5%)								11.8%
(LOSS) EARNINGS PER SHARE - DILUTED	$(0.38)							$2.17	$1.79

For the year ended December 31, 2020, the following table presents the details of the "Restructuring program related costs and other costs" column in the above table and the affected line item in the Consolidated Statements of Operations:

(in millions)	Asset Impairments	Severance Costs Related to Executives	Costs Related to Restructuring Plans	Professional Services Costs	Incentive Compensation	Total

Cost of products sold	$—	$—	$44	$—	$—	$44
Selling, general, and administrative expenses	—	10	2	43	2	57
Goodwill impairment	157	—	—	—	—	157
Restructuring and other costs	47	—	30	—	—	77
Total	$204	$10	$76	$43	$2	$335

A reconciliation of Adjusted EBITDA for the years ended December 31, 2021 and 2020 is as follows:

(in millions)	2021	2020

GAAP net income (loss)	$421	$(83)
Interest expense, net	55	47
Income tax expense	138	23
Depreciation(1)	117	121
Amortization of purchased intangible assets	222	192
Restructuring program related costs and other costs	13	335
Business combination related costs and fair value adjustments	3	22
Fair value and credit risk adjustments	23	9
Adjusted EBITDA	$992	$666
(1) Excludes those depreciation related amounts which were included as part of the business combination related adjustments below.